As filed with the Securities and Exchange Commission on May 25, 2005
                                                     Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     --------------------------------------

                             DONAR ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                        23-3083371
(State or other jurisdiction of                  (I.R.S. employer identification
incorporation or organization)                               number)

                               12890 Hilltop Road
                               Argyle, Texas 76226
              (Address, including zip code, of principal executive
                                    offices)

                     --------------------------------------

                           Employee Compensation Plan
                            (Full title of the Plan)

                     --------------------------------------

                                Timothy P. Halter
                               12890 Hilltop Road
                               Argyle, Texas 76226
                                Tel: 972-233-0300

 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                                Phillip A. Wylie
                              Snell Wylie & Tibbals
                           1850 N. Central, Suite 1800
                               Dallas, Texas 75206
                                Tel: 214-691-2500

                     --------------------------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
  Title of Securities to be      Amount to be    Proposed Maximum     Proposed Maximum      Amount of
         Registered               Registered    Offering Price per   Aggregate Offering  Registration Fee
                                                     Share (1)           Price (1)
------------------------------- -------------- -------------------- -------------------- -----------------
Common Stock, par value $0.001      100,000            $3.50              $350,000            $41.20
per share
------------------------------- -------------- -------------------- -------------------- -----------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h) under the Act, the offering price and registration fee are based on a price of $3.50 per share, which price is an average of the bid and asked prices of the Common Stock on May 17, 2005.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.           Plan Information

         This registration statement (this "Registration Statement") includes two forms of prospectuses. The documents constituting the prospectus under Part I of this Registration Statement (the "Plan Prospectus") will be sent or given to participants in the Employee Compensation Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "1933 Act"), as amended. The second prospectus (the "Resale Prospectus") may be used in connection with reoffers and resales of shares of the Company's common stock, par value $0.001 per share (the "Common Stock") acquired by Plan participants prior to the date of this Registration Statement. The Plan Prospectus has been omitted from this Registration Statement as permitted by Part I of Form S-8. The Resale Prospectus is filed as part of this Registration Statement as required by Form S-8.

Item 2.           Registrant Information and Employee Plan Annual Information

         Upon written or oral request, Donar Enterprises, Inc. (the "Company" or "Registrant") will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) under the 1933 Act. Requests for the above mentioned information should be directed in writing or by telephone to Donar Enterprises, Inc., Attention: Timothy P. Halter, Chief Executive Officer, 12890 Hilltop Road, Argyle, Texas 76226; telephone: (972) 233-0300.

                                   PROSPECTUS

                             DONAR ENTERPRISES, INC.
                               12890 HILLTOP ROAD
                               ARGYLE, TEXAS 76226
                                 (972) 233-0300

                         100,000 SHARES OF COMMON STOCK

         This prospectus (this "Prospectus") relates to the offer and sale of up to 100,000 shares of common stock, par value $0.001 (the "Common Stock") of Donar Enterprises, Inc. (the "Company") from time to time by the shareholder identified on page 14 of this Prospectus (the "Selling Shareholder"). The Common Stock is issuable to the Selling Shareholder upon the exercise of a warrant to purchase 100,000 shares of Common Stock under an Employee Compensation Plan (the "Plan"). Common Stock references included herein have been adjusted to reflect the Company's one-for-10 reverse stock split effective April 15, 2005.

         The Common Stock may be sold from time to time by the Selling Shareholder or by permitted transferees. The Common Stock is quoted on the NASDAQ Over the Counter Bulletin Board under the symbol "DNRR.OB" and may be sold from time to time by the Selling Shareholder either directly in private transactions, through one or more brokers or dealers, or through a market or exchange on which the Common Stock is quoted or listed for trading, at such prices and upon such terms as may be obtainable.

         Upon any sale of the Common Stock offered hereby, the Selling Shareholder and participating agents, brokers, dealers or market makers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Act. The Company will not receive any of the proceeds from the sales by the Selling Shareholder.

         No underwriter is being utilized in connection with this offering. The Company will pay all expenses incurred in connection with this offering.

                              --------------------

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 11.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is May 25, 2005

                                TABLE OF CONTENTS



WHERE YOU CAN FIND MORE INFORMATION............................................3

INFORMATION INCORPORATED BY REFERENCE..........................................4

BOULDER ACQUISITIONS, INC......................................................5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................11

RISK FACTORS..................................................................11

USE OF PROCEEDS...............................................................15

SELLING SHAREHOLDER...........................................................15

PLAN OF DISTRIBUTION..........................................................16

INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................13

LEGAL MATTERS.................................................................14

EXPERTS.......................................................................17

--------------------------------------------------------------------------------

         You should only rely on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Common Stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy this information, for a copying fee, at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on its public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-8 to register with the Commission the resale of the shares of the Common Stock described in this Prospectus. This Prospectus is part of that registration statement, and provides you with a general description of the shares of the Common Stock being registered, but does not include all of the information you can find in the registration statement or the exhibits. You should refer to the registration statement and its exhibits for more information about us, and the shares of Common Stock being registered.

                      INFORMATION INCORPORATED BY REFERENCE

         The Commission allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Prospectus, except for information superseded by this Prospectus. The Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about the Company and its finances.

         (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, which contains audited financial statements of the Registrant for the fiscal year ended December 31, 2004;

         (2)      The  Registrant's  Current  Report on form 8-K dated April 15,
                  2005;

         (3) The Registrant's Quarterly Report on form 10-QSB for the 3 months ended March 31, 2005;

         (4) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form SB-2 (SEC File No. 333-68702), initially filed with the Commission on August 8, 2001.

         We are also incorporating by reference additional documents that we may file with the Commission in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering.

         Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

         If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the Commission or us. Documents incorporated by reference are available from us without charge. Stockholders may obtain documents incorporated by reference into this Prospectus by requesting them in writing or by telephone from:

                             Donar Enterprises, Inc.
                          Attention: Timothy P. Halter
                             Chief Executive Officer
                               12890 Hilltop Road
                               Argyle, Texas 76226
                            Telephone: (972) 233-0300

                             DONAR ENTERPRISES, INC.

General

         Donar Enterprises, Inc. ("Donar" or "the Company") was originally incorporated on May 25, 2001under the laws of the State of Delaware. We were organized to convert and file registration statements, periodic reports and other forms of small to mid-sized public companies with the U.S. Securities and Exchange Commission ("SEC") electronically through EDGAR, the SEC's Electronic Data Gathering, Analysis, and Retrieval system. We have been in the development stage since our formation and have been unable to become profitable within any segment of our core business. Our current principle business activity is to seek a suitable reverse acquisition candidate through acquisition, merger or other suitable business combination method.

         On June 11, 2004, we experienced a change in control when the then controlling stockholder, William Tay, sold 8,651,447 restricted shares of our common stock to Edwin A. McGusty in a private purchase transaction for the sum of $500,000. As a result of the transaction, Mr. McGusty became the controlling stockholder. Simultaneously with this transaction, (a) Mr. Tay resigned as our sole director, effective as of the effective date of the election of the new Board of Directors, and (b) Mr. Tay, as our sole director, elected Mr. McGusty to serve as sole director effective as of the expiration of the ten (10) day notice period required under Rule 14f-1 of the Securities and Exchange Act of 1934. Mr. Tay also resigned as an officer, effective immediately, and, as sole director, named Mr. McGusty to serve as our President, Vice President, and Secretary, effective immediately.

         On December 15, 2004, we experienced another change in control when Edwin A. McGusty sold 7,331,447 shares of restricted common stock, pursuant to a private stock purchase agreement, to Halter Financial Group, Inc., an entity owned by Timothy P. Halter, for the sum of $300,000. As a result of the transaction, Halter Financial Group, Inc. became the controlling stockholder. Immediately subsequent to and as a result of the closing of the stock purchase agreement, Mr. Crusty resigned as an officer of the Company effective December 15, 2004. Timothy P. Halter was appointed as a member of our Board of Directors, and Mr. Halter was elected as our Chief Executive Officer, President, Chief Financial Officer, Chairman of the Board and Secretary. Mr. McGusty later resigned as a director, effective January 4, 2005. Also on December 15, 2004, we issued to Mr. Halter warrants convertible into 1,000,000 shares of our common stock at a price of $0.06 per share as consideration for Mr. Halter's agreement to serve as an officer and director. Mr. Halter may exercise the warrants, in whole or in part, at any time after the issuance of the warrants and prior to the expiration of the warrants on December 15, 2007.

         On February 21, 2005, by written consent in lieu of meeting, stockholders representing 78.9% of the issued and outstanding shares of our common stock approved a recommendation of our Board of Directors to affect a one share for ten shares reverse stock split of our common stock, par value $.001 per share, with all fractional shares rounded down to the nearest whole share. The reverse split became effective on April 15, 2005. As a result of the reverse split, the total number of issued and outstanding shares of our common stock decreased from 9,289,647 shares to 928,964 shares.

         Our address is at 12890 Hilltop Road, Argyle, Texas 76226. The telephone number of our principal executive office is (972) 233-0300.

         Our equity securities are traded under the symbol "DNRR.OB" on the NASDAQ Over the Counter ("OTC") Bulletin Board. We may be referred to as a trading and reporting shell corporation. Shell corporations have zero or nominal assets and typically no stated or contingent liabilities. Private companies wishing to become publicly trading may wish to merge with a shell (a reverse merger), whereby the stockholders of the private company become the majority of the stockholders of the combined company. The private company may purchase for cash all or a portion of the common shares of the shell corporation from its major stockholders. Typically, the board of directors and officers of the private company become the new board of directors and officers of the combined company and often the name of the private company becomes the name of the combined company.

         We have very limited capital, and it is unlikely that we will be able to take advantage of more than one such business opportunity. We intend to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. However, at the present time, we have not reached any agreement or definitive understanding with any person concerning an acquisition.

         No assurance can be given that we will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions. Furthermore, no assurance can be given that any acquisition, which does occur, will be on terms that are favorable to us or our current stockholders.

         Our search will be directed toward small and medium-sized enterprises that have a desire to become public corporations. In addition these enterprises may wish to satisfy, either currently or in the reasonably near future, the minimum tangible asset requirement in order to qualify shares for trading on NASDAQ or on an exchange such as the American Stock Exchange. (See Investigation and Selection of Business Opportunities). It is possible that the business opportunities presented to us will (i) either be in the process of formation, or be recently organized with limited operating history or a history of losses attributable to under-capitalization or other factors; (ii) experiencing financial or operating difficulties; (iii) be in need of funds to develop new products or services or to expand into a new market, or have plans for rapid expansion through acquisition of competing businesses; (iv) or other similar characteristics. We intend to concentrate our acquisition efforts on properties or businesses that we believe to be undervalued or that we believe may realize a substantial benefit from being publicly owned. Given the above factors, investors should expect that any acquisition candidate might have little or no operating history, or a history of losses or low profitability.

         We do not propose to restrict our search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of our limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others. Our discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors.

         Depending upon the nature of the transaction, our current officers and directors may resign their management and board positions in connection with a change of control or acquisition of a business opportunity (See Form of Acquisition, below, and Risk Factors, The Company, Lack of Continuity of Management). In the event of such a resignation, our current management would thereafter have no control over the conduct of our business.

         It is anticipated that business opportunities will come to our attention from various sources, including our officers and directors, our other stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. At present, we have no plan, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities for us. We do not foresee that we will enter into a merger or acquisition transaction with any business with which our officers or directors are currently affiliated. Should we determine in the future, contrary to the forgoing expectations, that a transaction with an affiliate would be in our best interests and the best interests of our stockholders, we are, in general, permitted by Delaware law to enter into a transaction if: the material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board of Directors in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or the material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by our Board of Directors or our stockholders.

Investigation and Selection of Business Opportunities

         To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, the perceived benefit the business opportunity will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of a variety of factors, including, but not limited to, the possible need to expand substantially, shift marketing approaches, change product emphasis, change or substantially augment management, raise capital and the like.

         It is anticipated that we will not be able to diversify, but will essentially be limited to the acquisition of one business opportunity because of our limited financing. This lack of diversification will not permit us to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase our securities.

         Certain types of business acquisition transactions may be completed without any requirement that we first submit the transaction to our stockholders for their approval. In the event the proposed transaction is structured in such a fashion that stockholder approval is not required, holders of our securities (other than principal stockholders holding a controlling interest) should not anticipate that they will be provided with financial statements or any other documentation prior to the completion of the transaction. Other types of transactions require prior approval of our stockholders.

         The analysis of business opportunities will be undertaken by or under the supervision of our officers and directors, none of whom are professional business analysts. Although there are no current plans to do so, our management might hire an outside consultant to assist in the investigation and selection of business opportunities, and might pay a finder's fee. Since our management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or the total amount of fees that may be paid. However, because of our limited resources, it is likely that any such fee we agree to pay would be paid in stock and not in cash.

         Otherwise,   in  analyzing   potential  business   opportunities,   our
management anticipates that it will consider, among other things, the following factors:

         o Potential for growth and profitability indicated by new technology, anticipated market expansion, or new products;

         o        Our perception of how any particular business opportunity will
                  be  received   by  the   investment   community   and  by  our
                  stockholders;

         o Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming, sufficient to enable our securities to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of Rule 15g-9 adopted by the Securities and Exchange Commission (See Risk Factors-Regulations of Penny Stocks).

         o Capital requirements and anticipated availability of required funds, to be provided by us or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

         o        The extent to which the business opportunity can be advanced;

         o Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

         o Strength and diversity of existing management or management prospects that are scheduled for recruitment;

         o The cost of our participation as compared to the perceived tangible and intangible values and potential; and

         o The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items.

         No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Because of our limited capital available for investigation and management's limited experience in business analysis, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

         We are unable to predict when we may participate in a business opportunity. We expect, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more. Prior to making a decision to participate in a business opportunity, we will generally request that we be provided with written materials regarding the business opportunity containing as much relevant information as possible, including, but not limited to, such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or service marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during the relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurance that audited financial statements would be able to be produced within a reasonable period of time not to exceed 60 days following completion of a merger or acquisition transaction; and the like.

         As part of our investigation, our executive officers and directors may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

         It is possible that the range of business opportunities that might be available for our consideration could be limited by the impact of Securities and Exchange Commission regulations regarding purchase and sale of penny stocks. The regulations would affect, and possibly impair, any market that might develop in our securities until such time as they qualify for listing on NASDAQ or on an exchange, which would make them exempt from applicability of the penny stock regulations. (See Risk Factors - Regulation of Penny Stocks).

         Our management believes that various types of potential merger or acquisition candidates might find a business combination with us to be attractive. These include acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current stockholders, acquisition candidates which have long-term plans for raising capital through public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, and acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process. Acquisition candidates, who have a need for an immediate cash infusion, are not likely to find a potential business combination with us to be an attractive alternative.

Form of Acquisition

         It is impossible to predict the manner in which we may participate in a business opportunity. Specific business opportunities will be reviewed as well as our respective needs and desires those of the promoters of the opportunity and, upon the basis of the review and our relative negotiating strength and that of the promoters, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to leases, purchase and sale agreements, licenses, joint ventures and other contractual arrangements. We may act directly or indirectly through an interest in a partnership, corporation or other form of organization. Implementing such structure may require the merger, consolidation or reorganization of our Company, with other corporations or forms of business organization. In addition, our present management and stockholders most likely will not have control of a majority of our voting stock following a merger or reorganization transaction. As part of such a transaction, our existing directors may resign and new directors may be appointed without any vote by stockholders.

         We anticipate that any new securities issued in any reorganization would be issued in reliance upon one or more exemptions from registration under applicable federal and state securities laws to the extent that such exemptions are available. In some circumstances, however, as a negotiated element of the transaction, we may agree to register such securities either at the time the transaction is consummated or under certain conditions at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market that might develop in our securities may have a depressive effect upon such market.

         We will participate in a business opportunity only after the negotiation and execution of a written agreement. Although the terms of such agreement cannot be predicted, generally such an agreement would require specific representations and warranties by all of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies upon default, and include miscellaneous other terms.

         We will not be bound to consummate an acquisition unless and until a definitive agreement is executed. Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specific grounds.

         We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable.

Investment Company Act and Other Regulation

         We may participate in a business opportunity by purchasing, trading or selling the securities of such business. We do not, however, intend to engage primarily in such activities. Specifically, we intend to conduct our activities so as to avoid being classified as an investment company under the Investment Company Act of 1940 (the Investment Act), and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

         Our plan of business may involve changes in our capital structure, management, control and business, especially if we consummate the reorganization as discussed above. The Investment Act regulates each of these areas, in order to protect purchasers of investment company securities. Since we will not register as an investment company, stockholders will not be afforded these protections.

Competition

         We expect to encounter substantial competition in our efforts to locate attractive business combination opportunities. The competition may in part come from business development companies, venture capital partnerships and corporations, small investment companies, brokerage firms, and the like. Some of these types of organizations are likely to be in a better position than us to obtain access to attractive business acquisition candidates either because they have greater experience, resources and managerial capabilities than us, because they are able to offer immediate access to limited amounts of cash, or for a variety of other reasons. We also will experience competition from other public companies with similar business purposes, some of which may also have funds available for use by an acquisition candidate.

Timing

         We are unable to predict when we may participate in a business opportunity.

         No assurance can be given that we will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions. Furthermore, no assurance can be given that any acquisition, which does occur, will be on terms that are favorable to our current stockholders or us.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus contains forward-looking statements. These statements relate to our, and in some cases our customers', future plans, objectives, expectations, intentions and financial performance, and the assumptions that underlie these statements. In some cases, you can identify forward-looking statements because they use terms such as "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should" or "will" or the negative of those terms or other comparable words. These statements involve known and unknown risks, uncertainties and other factors that may cause industry trends or our actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. These factors include those listed under "Risk Factors" and elsewhere in this Prospectus.

         Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this Prospectus to conform these statements to actual results or changes in our expectations, except as required by law.

         You  should  not  place  undue   reliance   on  these   forward-looking
statements, which apply only as of the date of this Prospectus.

                                  RISK FACTORS

         Any investment in the Common Stock involves a high degree of risk. You should carefully consider the following information about risks, together with other information contained in this Prospectus, before making an investment decision. Additional risks and uncertainties not known to us or that we now believe to be unimportant could also impair our business. If any of the following risks actually occur, our business, results of operations, financial condition and liquidity could be adversely affected. As a result, the market price of the Common Stock could decline, and you may lose all or a part of your investment in the Common Stock. Some of the risks that could cause our results to vary are discussed below.

         Conflicts of Interest. Certain conflicts of interest exist between the Company and our officers and directors. They have other business interests to which they currently devote attention, and are expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through their exercise of judgment in a manner which is consistent with their fiduciary duties to the Company.

         It is anticipated that our principal stockholders may actively negotiate or otherwise consent to the purchase of a portion of their Common Stock as a condition to, or in connection with, a proposed merger or acquisition transaction. In this process, our principal stockholders may consider their own personal pecuniary benefit rather than the best interest of other Company stockholders. Depending upon the nature of a proposed transaction, Company stockholders other than the principal stockholders may not be afforded the opportunity to approve or consent to a particular transaction.

         Possible Need for Additional Financing. We have very limited funds, and such funds may not be adequate to take advantage of any available business opportunities. Even if our currently available funds prove to be sufficient to pay for our operations until we are able to acquire an interest in, or complete a transaction with, a business opportunity, such funds will clearly not be sufficient to enable us to exploit the opportunity. Thus, the ultimate success of the Company will depend, in part, upon our availability to raise additional capital. In the event that we require modest amounts of additional capital to fund our operations until we are able to complete a business acquisition or transaction, such funds are expected to be provided by our principal stockholders. However, we have not investigated the availability, source, or terms that might govern the acquisition of the additional capital which is expected to be required in order to exploit a business opportunity, and will not do so until we have determined the level of need for such additional financing. There is no assurance that additional capital will be available from any source or, if available, that it can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

         Regulation of Penny Stocks. Our securities are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase accredited investor means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers of our securities to sell such securities in any market that might develop therefore.

         In addition, the Securities and Exchange Commission has adopted a number of rules to regulate penny stocks. Such rules include Rules 15g-1, 15g-2, 15g-3, 15g-4, 15g-5 and 15g-6 under the Securities Exchange Act of 1934, as amended. Because our securities constitute penny stocks within the meaning of the rules, the rules would apply to the Company and to our securities. The rules may further affect the ability of our stockholders to sell their shares in any public market that might develop.

         Stockholders should be aware that, according to the Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and through false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, our management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

         No Operating History. We have no current or meaningful operating history, revenues from operations or assets. We face all of the risks of a new business and the special risks inherent in the investigation, acquisition, or involvement in a new business opportunity. We must be regarded as a new or start-up venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

         No Assurance of Success or Profitability. There is no assurance that we will acquire a favorable business opportunity. Even if we should become involved in a business opportunity, there is no assurance that we will generate revenues or profits, or that the market price of our outstanding shares will be increased thereby.

         Possible Business Not Identified and Highly Risky. At the present time, we have not reached any agreement or definitive understanding with any person concerning an acquisition. As a result, we are only able to make general disclosures concerning the risks and hazards of acquiring a business opportunity, rather than providing disclosure with respect to specific risks and hazards relating to a particular business opportunity. As a general matter, prospective investors can expect any potential business opportunity to be quite risky.

         Type of Business Acquired. The type of business to be acquired may be one that desires to avoid effecting its own public offering and the accompanying expense, delays, uncertainties, and federal and state requirements which purport to protect investors. Because of our limited capital, it is more likely than not that any acquisition by the Company will involve other parties whose primary interest is the acquisition of control of a publicly traded company. Moreover, any business opportunity acquired may be currently unprofitable or present other negative factors.

         Impracticability of Exhaustive Investigation. Our limited funds and lack of full-time management will make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before we commit our capital or other resources thereto. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking the Company's participation. A significant portion of our available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

         Lack of Diversification. Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our acquisitions or operations. Our probable inability to diversify our activities into more than one area will subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

         Need for Audited Financial Statements. We will require audited financial statements from any business that we propose to acquire. Since we are subject to the reporting provisions of the Securities Exchange Act of 1934, as amended (the Exchange Act), we will be required to include audited financial statements in its periodical reports for any existing business we may acquire. In addition, the lack of audited financial statements would prevent our securities from becoming eligible for listing on NASDAQ, the automated quotation system sponsored by the Association of Securities Dealers, Inc., or on any existing stock exchange. Moreover, the lack of such financial statements is likely to discourage broker-dealers from becoming or continuing to serve as market makers in our securities. Finally, without audited financial statements, we would almost certainly be unable to offer securities under a Registration Statement pursuant to the 1933 Act, and our ability to raise capital would be significantly limited. Consequently, acquisition prospects that do not have, or are unable to provide reasonable assurances that they will be able to obtain, the required audited statements would not be considered by us to be appropriate for acquisition.

         Other Regulation. An acquisition made by us may be of a business that is subject to regulation or licensing by federal, state, or local authorities. Compliance with such regulations and licensing can be expected to be a time-consuming, expensive process and may limit other investment opportunities.

         Dependence upon Management; Limited Participation of Management. We will be entirely dependant upon the experience of our officers and directors in seeking, investigating, and acquiring a business and in making decisions regarding our operations. It is possible that, from time to time, the inability of such persons to devote their full time attention to such issues will prevent the evaluation of the merits of possible future business acquisitions by us.

         Lack of Continuity in Management. We do not have an employment agreement with any of our officers or directors, and as a result, there is no assurance that they will continue to manage the Company in the future. In connection with the acquisition of a business opportunity, it is likely our current officers and directors may resign. A decision to resign will be based upon the identity of the business opportunity and the nature of the transaction, and is likely to occur without the vote or consent of our stockholders.

         Indemnification of Officers and Directors. Our Certificate of Incorporation provides that we will indemnify any officer or director, or former officer or director, to the fullest extent permitted by law. Our bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures that we may be unable to recoup.

         Dependence upon Outside Advisors. To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by our officers without any input by stockholders. Furthermore, it is anticipated that such persons may be engaged on an as needed basis without a continuing fiduciary or other obligation to the Company. In the event our officers consider it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if those affiliates are able to provide the required services.

         Leveraged Transactions. There is a possibility that any acquisition of a business opportunity by us may be leveraged (i.e. we may finance the acquisition of the business opportunity by borrowing against the assets of the business opportunity to be acquired or against the projected future revenues or profits of the business opportunity). This could increase our exposure to larger losses. A business opportunity acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. There is no assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.

         Competition. The search for potentially profitable business opportunities is intensely competitive. We expect to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than we have. These competitive conditions will exist in any industry in which we may become interested.

         No Foreseeable Dividends. We have not paid dividends on our Common Stock and do not anticipate paying such dividends in the foreseeable future.

         Loss of Control by Present Management and Stockholders. In conjunction with completion of a business acquisition, we anticipate issuing an amount of our authorized but unissued Common Stock that represents the greater majority of the voting power and equity of the Company. In conjunction with such a transaction, our current Officers, Directors, and principal stockholders could also sell all, or a portion, of their controlling block of stock to the acquired company's stockholders. Such a transaction would result in a greatly reduced percentage of ownership of the Company by our current stockholders. As a result, the acquired company's stockholders would control the Company, and it is likely that they would replace our management with persons who are unknown at this time.

         No Public Market Exists. While our equity securities are listed for trading on the NASDAQ OTC Bulletin Board under the trading symbol "DNRR.OB",


there is no significant or consistent public market for our Common Stock, and no assurance can be given that a market will develop or that a shareholder will ever be able to liquidate his investment without considerable delay, if at all.
If a market should develop, the price may be highly volatile.

         Factors such as those discussed in this Risk Factors section may have a significant impact upon the market price of the securities offered hereby. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in the securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many leading institutions will not permit the use of such securities as collateral for any loans.

         Rule 144 Sales. All of the 928,964 presently outstanding shares of our stock, shares are "restricted securities" within the meaning of Rule 144 under the 1933 Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable state securities law. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period, may under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the restricted securities have been held by the owner for a period of at least two years. A sale under Rule 144 or under another exemption from the Act, if available, or pursuant to subsequent registrations of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in a market that may develop.

         Blue Sky Consideration. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state Blue Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors should consider the secondary market for our securities to be a limited one.

                                 USE OF PROCEEDS

         We will not  receive  any of the  proceeds  from the sale of the Common
Stock by the Selling Stockholder to the public pursuant to this Prospectus. All proceeds from the sale of the Common Stock by the Selling Stockholder will be for the account of the Selling Stockholder.

                               SELLING STOCKOLDER

         The following table lists the name of the Selling Stockholder and the number of shares of the Common Stock to be sold by him pursuant to this Prospectus.


                                                                        Number of     Percentage
                                             Number of    Number of   Shares Owned      owned
    Selling          Position in              Shares      Shares        after the       after
   Stockholder         Company               Owned(1)    Offered(2)    Offering(2)    offering(3)
   -----------       -----------             ---------   ----------   ------------    -----------
Timothy P. Halter    Director, Chief          833,145      100,000      733,145          71.3%
                     Executive Officer,
                     President, Chief
                     Financial Officer, and
                     Secretary

(1) Represents shares of the Common Stock beneficially owned by Mr. Halter as of May 17, 2005. Includes 100,000 shares of Common Stock that Mr. Halter is entitled to receive upon the exercise of a warrant, which is exercisable within sixty (60) days of May 17, 2005, and 733,145 shares of Common Stock held by Halter Financial Group, Inc., an entity owned by Mr. Halter.

(2)Does not constitute a commitment to sell any or all of the stated number of shares of the Common Stock. The number of shares of the Common Stock offered shall be determined from time to time by each Selling Shareholder in his or her sole discretion.

(3) Represents percentages owned as of May 17, 2005 including shares owned after the offering based on 1,028,964 shares of Common Stock outstanding as of May 17, 2005.

                              PLAN OF DISTRIBUTION

         The Selling Stockholder may sell all or a portion of the shares of the Common Stock from time to time under this Prospectus in one or more transactions on the NASDAQ Electronic Bulletin Board, or on an exchange, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Stockholder may effect such transactions by selling the shares of the Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the shares of the Common Stock for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

         The Selling Stockholder and any broker-dealers that participate in the distribution of the shares of the Common Stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the shares of the Common Stock sold by them may be deemed to be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by the Selling Shareholder will be borne by the Selling Shareholder.

         In addition to any shares of the Common Stock sold hereunder, the Selling Stockholder may, at the same time, sell any other shares of the Common Stock owned by him in compliance with all of the requirements of Rule 144, regardless of whether such shares of the Common Stock are covered by this Prospectus.

         There is no assurance that the Selling Stockholder will sell all or any portion of the shares of the Common Stock covered by this Prospectus.

         We will pay all expenses related to registering the shares of the Common Stock covered by this Prospectus and will not receive any proceeds from sales of any such shares of the Common Stock by the Selling Stockholder to the public.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Certificate of Incorporation

         Our Certificate of Incorporation provides that we will indemnify any officer or director, or former officer or director, to the fullest extent permitted by law. Our bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures that we may be unable to recoup.

Commission Position on Indemnification

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

         The validity of the Common Stock issuable under the Plan has been passed upon for us by Snell Wylie & Tibbals, Dallas, Texas.

                                     EXPERTS

         The financial statements incorporated in this registration statement by reference to the Annual Report on Form 10-KSB for the year ended December 31, 2004 have been so incorporated in reliance on the report of S. W. Hatfield, CPA, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents heretofore filed or to be filed by Boulder Acquisitions, Inc. (the "Company" or the "Registrant") with the Commission are incorporated by reference herein:

         (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, which contains audited financial statements of the Registrant for the fiscal year ended December 31, 2004;

         (2)      The  Registrant's  Current  Report on form 8-K dated April 15,
                  2005;

         (3) The Registrant's Quarterly Report on form 10-QSB for the 3 months ended March 31, 2005;

         (4) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form SB-2 (SEC File No. 333-68702), initially filed with the Commission on August 8, 2001.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

Certificate of Incorporation

         Our Certificate of Incorporation provides that we will indemnify any officer or director, or former officer or director, to the fullest extent permitted by law. Our bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures that we may be unable to recoup.

Commission Position on Indemnification

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         The  following  documents  are filed as exhibits  to this  Registration
Statement.   Certain   documents   previously  filed  with  the  Commission  are
incorporated in this Registration Statement by reference.

Exhibit No.          Exhibit
-----------          -------

4.1               Specimen Common Stock Certificate. (*)

4.2 Warrant to Purchase 1,000,000 Shares of Common Stock of Donar Enterprises, Inc. dated December 15, 2004. (**)

5                 Opinion of Snell Wylie & Tibbals (**)

23.1              Consent of S. W. Hatfield, CPA (**)

23.2              Consent of Mantyla McReynolds (**)

23.3              Consent of Snell Wylie & Tibbals (included in opinion filed as
                  Exhibit 5)
--------------------------------------------------------------------------------
(*)      Previously Filed.
(**)     Filed herewith

Item 9.           Undertakings.

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Argyle, State of Texas, on May 25, 2005.

                                DONAR ENTERPRISES, INC.




                                By: /s/ Timothy P. Halter
                                   ---------------------------------------------
                                   Director, Chief Executive Officer, President, Chief Financial Officer, Chairman of the Board and Secretary

                                    EXHIBITS
                                INDEX TO EXHIBITS

Exhibit No.        Exhibit
-----------        -------

4.1               Specimen Common Stock Certificate. (*)

4.2 Warrant to Purchase 1,000,000 Shares of Common Stock of Donar Enterprises, Inc. dated December 15, 2004. (**)

5                 Opinion of Snell Wylie & Tibbals (**)

23.1              Consent of S. W. Hatfield, CPA (**)

23.2              Consent of Mantyla McReynolds (**)

23.3              Consent of Snell Wylie & Tibbals (included in opinion filed as
                  Exhibit 5)

--------------------------------------------------------------------------------
(*)      Previously Filed.
(**)     Filed herewith